UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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THE CUSHING MLP INFRASTRUCTURE FUND
(Name of Registrant As Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE CUSHING® MLP INFRASTRUCTURE FUND
8117 Preston Road, Suite 440
Dallas, Texas 75225

NOTICE OF SPECIAL MEETING OF UNITHOLDERS
To be held on April 28, 2015

Notice is hereby given to the unitholders of The Cushing® MLP Infrastructure Fund (the “Fund”) that a Special Meeting of Unitholders of the Fund (the “Special Meeting”) will be held at the offices of Cushing® Asset Management LP, 8117 Preston Road, Suite 440, Dallas, Texas 75225 on April 28, 2015 at 9:00 a.m. (Central time). The Special Meeting is being held for the following purposes:

1.	To approve an Asset Contribution Agreement to implement a “master/feeder” investment structure (the “Reorganization”).

2.	To transact such other business as may properly come before the Special Meeting or any adjournments, postponements or delays thereof.

THE BOARD OF TRUSTEES OF THE FUND (THE “BOARD”), INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL.

The Board has fixed the close of business on March 10, 2015 as the record date for the determination of unitholders entitled to notice of, and to vote at, the Special Meeting, and any adjournments, postponements or delays thereof. We urge you to mark, sign, date, and return the enclosed proxy card by mail using the enclosed business reply envelope.  Or see the enclosed ballot for instructions for voting by phone or via the Internet, so your units will be represented at the Special Meeting.

By order of the Board,

Barry Y. Greenberg,
Secretary of the Fund

Dallas, Texas
March 26, 2015

IT IS IMPORTANT THAT YOUR UNITS BE REPRESENTED AT THE SPECIAL MEETING IN PERSON OR BY PROXY. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE MARK, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD BY MAIL USING THE ENCLOSED BUSINESS REPLY ENVELOPE.  OR SEE THE ENCLOSED BALLOT FOR INSTRUCTIONS FOR VOTING BY PHONE OR VIA THE INTERNET.

IF YOU ATTEND THE SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOU WILL BE ABLE TO DO SO AND YOUR VOTE AT THE SPECIAL MEETING WILL REVOKE ANY PROXY YOU MAY HAVE SUBMITTED. MERELY ATTENDING THE SPECIAL MEETING, HOWEVER, WILL NOT REVOKE A PREVIOUSLY GIVEN PROXY.

IF YOU INTEND TO ATTEND THE SPECIAL MEETING IN PERSON, IN ORDER TO GAIN ADMISSION YOU WILL BE REQUIRED TO SHOW VALID PHOTOGRAPHIC IDENTIFICATION, SUCH AS YOUR DRIVER’S LICENSE.

YOUR VOTE IS EXTREMELY IMPORTANT. NO MATTER HOW MANY UNITS YOU OWN, PLEASE CAST YOUR VOTE TODAY.

THE CUSHING® MLP INFRASTRUCTURE FUND

PROXY STATEMENT

FOR THE

SPECIAL MEETING OF UNITHOLDERS

TO BE HELD ON APRIL 28, 2015

This proxy statement (“Proxy Statement”) is furnished to the holders of units of beneficial interest, par value $0.001 per unit (“Units”), of The Cushing® MLP Infrastructure Fund (the “Fund”) in connection with the solicitation by the Board of Trustees of the Fund (the “Board”) of proxies to be voted at the Special Meeting of Unitholders of the Fund to be held on April 28, 2015, and any adjournments, postponements or delays thereof (the “Special Meeting”). The Special Meeting will be held at the offices of Cushing® Asset Management, LP, 8117 Preston Road, Suite 440, Dallas, Texas 75225 on April 28, 2015 at 9:00 a.m. (Central time). If you need to obtain directions to be able to attend the Special Meeting and vote in person, please contact us at (888)-777-2346.

This document gives you the information you need to vote on the matters listed on the accompanying Notice of Special of Unitholders (“Notice of Special Meeting”). Much of the information in this Proxy Statement is required under rules of the Securities and Exchange Commission (“SEC”). If there is anything you do not understand, please contact us at our toll-free number (888)-777-2346. The Notice of Special Meeting, the proxy and this Proxy Statement are first being mailed to the Fund’s Unitholders on or about March 26, 2015.

•	Why is the Special Meeting being held?

The Board has determined that it would desirable and in the best interests of the Fund to convert it to a “master/feeder” structure, as described in more detail under “The Proposal: Master/Feeder Reorganization” in this Proxy Statement. The Fund’s governing documents require that the Fund obtain approval from Unitholders to convert to a master/feeder structure.

•	What matters will be voted on?

Unitholders of the Fund are being asked to approve an Asset Contribution Agreement (the “Agreement”) to implement a “master/feeder” investment structure (the “Reorganization”).

•	Why is it proposed that the Fund be reorganized into a master/feeder structure?

In a master/feeder investment structure, an investment fund (the “feeder fund”) pursues its investment objectives by investing all of its investible assets in a “master fund” that has the same investment objective and substantially the same investment policies as the feeder fund. The master fund, in turn, invests its investible assets in securities and other investments consistent with the investment policies of the feeder fund. Because multiple feeder funds can invest in a single master fund, a master/feeder structure allows feeder funds that are designed for different types of investors or distribution channels to invest through a common master fund. This structure allows for efficiencies in investing and efficiencies in operating costs to the extent that the assets of multiple feeder funds are pooled for investing and are able to share certain related costs.

Upon the implementation of a master/feeder structure, the Fund would be a feeder fund that invests in a newly formed master fund. The master/feeder structure will facilitate the ability of Cushing® Asset Management, LP, the Fund’s investment adviser (the “Adviser”), to make available one or more new investment funds similar to the Fund designed for different types of investors and/or for different distribution channels by offering investors differing options with respect to the payment of shareholder servicing and/or distribution related expenses. These new investment funds would, like the Fund, be feeder funds that invest their assets in the newly formed master fund. This pooling of the investments of the Fund with the investments of other investment funds is expected to create certain efficiencies in investment and operations. The master/feeder structure is expected to result in certain cost economies to the extent that certain fixed (or relatively fixed) expenses of the master fund would be shared by each of the feeder funds, which may result in lower expense ratios of the feeder funds over time. However, there is no guarantee that any such other feeder funds will be formed and, if formed, be successful in raising capital, or that any capital raised would be significant enough to result in any cost economies or lower the expense ratio currently borne by the Fund. A lower expense ratio would benefit the Fund’s Unitholders.

•	How will the Reorganization affect me?

The Fund’s investment objective is to provide a high level of after-tax total return, with an emphasis on current distributions paid to its unitholders. The Fund seeks to achieve its investment objective by investing, under normal market conditions, in master limited partnerships (“MLPs”).

If the Reorganization is approved, the Fund will transfer substantially all of its investible assets less cash retained by the Fund (the “Transferred Assets”) to a newly formed master fund in exchange for master fund units with an aggregate net asset value equal to the aggregate value of the Transferred Assets. The result will be that the Fund becomes a feeder fund investing its assets in the master fund, and the master fund will invest its assets consistent with its, the Fund’s and any other feeder funds’ investment objectives, policies and restrictions. The master fund, like the Fund, will be a closed-end investment company registered under the Investment Company Act of 1940 (the “1940 Act”).

The investment objective, polices and restrictions of the Fund will not change as a result of the Reorganization and the newly formed master fund will have the same investment objective, polices and restrictions as the Fund. Unitholders will continue to own interests in the Fund; the only change will be that the Fund will indirectly invest in MLPs and other permitted investments by investing in the master fund (rather than by investing directly in MLPs and other permitted investments as is now the case).

The Reorganization will not affect the value of your investment (i.e., the value of your capital account will not change as a result of the Reorganization), the amount of your record or beneficial ownership of the Fund’s Units or your proportional record or beneficial ownership of the Fund’s Units. In addition, there will be no increase in fees payable to the Adviser (i.e., the aggregate fees payable by the Fund and by the newly formed master fund to the Adviser will be the same as the fees currently payable to the Adviser by the Fund). Following the Reorganization, the Fund will bear its own direct operating expenses, as well as its share of the operating expenses of the Master Fund. However, the master/feeder structure is expected to result in certain cost economies to the extent that certain fixed (or relatively fixed) expenses of the master fund would be shared by each of the feeder funds, which may result in lower expense ratios of the feeder funds over time. Moreover, the Adviser will, for a period of one year from the date of the closing of the Reorganization, continue to voluntarily waive a portion of the management fee and/or reimburse the Fund and/or master fund for certain Fund and/or master fund operating expenses so that the Fund’s annual expenses (exclusive of any taxes, brokerage commissions, expenses incurred in connection with any merger or reorganization (other than the Reorganization), acquired fund fees and expenses, or extraordinary expenses such as litigation) do not exceed 1.50% of the Fund’s managed assets (the “Expense Waiver”).

If approved by Unitholders, the Reorganization is expected to occur in July 2015.

•	Who will pay the costs associated with the proxy solicitation and the Reorganization?

The Adviser will pay the costs of the proxy solicitation and the expenses incurred in connection with preparing, printing and mailing the Proxy Statement and its enclosures. Costs of the Reorganization will be borne by the Fund; however, expenses incurred in connection with the Reorganization will be subject to the Expense Waiver. Therefore, to the extent that the Fund’s annual expenses exceed 1.50% of the Fund’s managed assets, the costs of the Reorganization will be borne by the Adviser.

•	Will my vote make a difference?

Yes! Your vote is important and could make a difference, no matter how many Units you own.

•	Who is asking for my vote?

The enclosed proxy is solicited by the Board for use at the Special Meeting to be held on April 28, 2015, and, if the Special Meeting is adjourned, postponed or delayed, at any later meeting(s), for the purposes stated in the Notice of Special Meeting.

•	How many votes are required to approve the Reorganization?

The affirmative vote of a “majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Fund is required to approve the Reorganization. Pursuant to the 1940 Act, the affirmative vote of a “majority of the outstanding voting securities” of the Fund means the lesser of (i) 67% or more of the Fund’s Units present at a meeting, if the holders of more than 50% of the Fund’s outstanding Units are present or represented by proxy; or (ii) more than 50% of the Fund’s outstanding Units.

•	How does the Board recommend that Unitholders vote?

The Board unanimously recommends that you vote “FOR” the Reorganization.

•	Who is eligible to vote?

Unitholders of record of the Fund at the close of business on March 10, 2015, are entitled to be present and to vote at the Special Meeting or any adjournments, postponements or delays thereof. Each Unit is entitled to one vote.

•	How do I vote my Units?

Whether or not you plan to attend the Special Meeting, we urge you to mark, sign, date, and return the enclosed proxy card by mail using the enclosed business reply envelope.  Or see the enclosed ballot for instructions for voting by phone or via the Internet, so your units will be represented at the Special Meeting.

If you attend the Special Meeting and wish to vote in person, you will be able to do so. If you intend to attend the Special Meeting in person, in order to gain admission you will be required to show valid photographic identification, such as your driver’s license.

All Units represented by your duly executed proxy received prior to the Special Meeting will be voted at the Special Meeting in accordance with the instructions marked thereon or otherwise as provided therein. If any other business is brought before the Special Meeting, your Units will be voted at your proxies’ discretion unless you specify otherwise in your proxy. If you sign the proxy card, but do not fill in a vote, your Units will be voted in accordance with the Board’s recommendation.

Unitholders who execute proxy cards may revoke their proxies at any time prior to the time they are voted by giving written notice to the Secretary of the Fund, by delivering a subsequently dated proxy prior to the date of the Special Meeting or by attending and voting at the Special Meeting. Merely attending the Special Meeting, however, will not revoke a previously submitted proxy.

•	How many Units of the Fund were outstanding as of the record date?

At the close of business on March 10, 2015, the Fund had 32,166 Units outstanding, which were held by120 record owners.

THE PROPOSAL: MASTER/FEEDER REORGANIZATION

The Fund is registered as a non-diversified, closed-end management investment company under the 1940 Act and was organized as a Delaware statutory trust pursuant to an Agreement and Declaration of Trust, dated January 15, 2010, as subsequently amended from time to time (the “Declaration of Trust”). The Fund’s investment objective is to provide a high level of after-tax total return with an emphasis on current distributions paid to its unitholders. The Fund seeks to achieve its objective through investments in various energy and energy infrastructure related equity and debt securities. The Fund’s investments consist primarily of publicly traded securities of MLPs and their affiliates, including general partner entities of MLPs. The Fund commenced investment operations on March 1, 2010. The Fund registered as an investment company under the 1940 Act on August 1, 2012. The Fund’s Units are not registered under the Securities Act of 1933, are sold only to persons who are “accredited investors” as defined in Regulation D under the Securities Act of 1933, are not listed on any exchange and there is no established public trading market for the Fund’s Units.

At the Special Meeting, Unitholders will vote on a proposal to approve an Agreement pursuant to which the Fund will be reorganized to implement a “master/feeder” investment structure, in which Unitholders will continue to own interests in the Fund, but will allow the Fund to pursue its investment objective by investing substantially all of its investible assets in a newly formed master fund. In a master/feeder investment structure, an investment fund (the feeder fund) pursues its investment objective by investing substantially all of its investible assets in a “master fund” that has the same investment objective and substantially the same investment policies as the feeder fund. The master fund, in turn, invests its investible assets in securities and other investments consistent with the investment policies of the feeder fund. If the Reorganization is approved, the Fund will become a feeder fund in the new master/feeder structure. The investment objective, polices and restrictions of the Fund will not change as a result of the Reorganization and the newly formed master fund will have the same investment objective, polices and restrictions as the Fund. Unitholders will continue to own interests in the Fund; the only change will be that the Fund will indirectly invest in MLPs and other permitted investments by investing in the master fund (rather than by investing directly in MLPs and other permitted investments as is now the case).

The Board, including all of the Trustees who are not “interested persons” of the Fund as defined in section 2(a)(19) of the 1940 Act (the “Independent Trustees”), approved the Reorganization at its meeting on March 5, 2015, and recommends that Unitholders vote to approve the Reorganization. The Board believes that the Fund and Unitholders will benefit if the Fund is reorganized in the manner proposed. If approved by Unitholders, the Reorganization is expected to occur in July 2015.

The Reorganization will not affect the value of your investment (i.e., the value of your capital account will not change as a result of the Reorganization), the amount of your record or beneficial ownership of the Fund’s Units or your proportional record or beneficial ownership of the Fund’s Units. In addition, there will be no increase in fees payable to the Adviser (i.e., the aggregate fees payable by the Fund and by the newly formed master fund to the Adviser will be the same as the fees currently payable to the Adviser by the Fund). Moreover, pursuant to the Expense Waiver, the Adviser will, for a period of one year from the date of the closing of the Reorganization, continue to voluntarily waive a portion of the management fee and/or reimburse the Fund and/or master fund for certain Fund and/or master fund operating expenses so that the Fund’s annual expenses (exclusive of any taxes, brokerage commissions, expenses incurred in connection with any merger or reorganization (other than the Reorganization), acquired fund fees and expenses, or extraordinary expenses such as litigation) do not exceed 1.50% of the Fund’s managed assets.

The Fund will continue to have the same features as are currently offered by the Fund.

Benefits of a Master/Feeder Structure

Because multiple feeder funds can invest in a single master fund, a master/feeder structure allows feeder funds that are designed for different types of investors or distribution channels to invest through a common master fund. This structure allows for efficiencies in investing and efficiencies in operating costs to the extent that the assets of multiple feeder funds are pooled for investing and are able to share certain related costs.

The Fund is not currently sold through any formal or established distribution channels. If the Reorganization is approved and implemented, the Adviser contemplates organizing one or more additional feeder funds for purposes of expanding the distribution channels through which the Fund is offered. A master/feeder structure will allow these additional feeder funds to appeal to different types of investors and different distribution channels by offering investors differing options with respect to the payment of shareholder servicing and/or distribution related expenses. The Adviser could also organize additional feeder funds designed to appeal to different types of investors based upon their tax status or status as a foreign investor. In a master/feeder structure, these new feeder funds and the Fund would each pursue its investment objective by investing in a single newly organized master fund. This pooling of the investments of the Fund with the investments of the other feeder funds should create certain efficiencies in investment and operations and is expected to result in certain cost economies to the extent that certain fixed (or relatively fixed) expenses of the master fund would be shared by each of the feeder funds (including the Fund), which may result in a lower expense ratio for the Fund over time. There is no guarantee, however, that such other feeder funds will be formed or, if formed, successful in raising capital, or that any capital raised would be significant enough to result in cost economies that lower the expense ratio for the Fund as compared to what is currently borne by the Fund.

Risks Associated with a Master/Feeder Structure

In addition to providing the benefits described above, a master/feeder structure also entails certain risks.

General Structural Risks. If the Reorganization is approved and implemented, the Fund will invest in the master fund as part of a master/feeder arrangement in which the Fund and the master fund are separate closed-end funds. The Fund will not be a separate series of the master fund. The Fund may hold cash and make certain limited investments apart from its investment in the master fund. However, the Fund will generally be dependent on the master fund to distribute sufficient cash to allow the Fund to pay its expenses and distributions. In order to finance the repurchase of Units pursuant to tender offers, the Fund will be dependent on the master fund conducting a repurchase offer at approximately the same time to allow the Fund to liquidate a portion of its investment in the master fund. See “Repurchase Offer Risk” below. The master fund may accept investments from other feeder funds in addition to the Fund (including other feeder funds that may not be investment companies registered under the 1940 Act), in which case the Fund’s percentage ownership interest in the master fund will be diluted. Because any such additional feeder funds can set their own transaction minimums, feeder-specific expenses, and other conditions, one feeder fund could offer access to the master fund on more attractive terms, or could experience better performance than another feeder fund, including the Fund. Other feeder funds investing in the master fund may also conduct periodic share repurchase offers. If other feeder funds tender for a significant portion of their shares in a tender offer, the assets of the master fund will decrease. This could cause the Fund’s expense ratio to increase.

A change in the investment objective, policies or restrictions of the master fund may cause a feeder fund to seek to have its interests repurchased by the master fund. Alternatively, a feeder fund could seek to change its investment objective, policies or restrictions to conform to those of the master fund. The investment objective and certain investment restrictions of the master fund may be changed without the approval of investors in the master fund. The Fund and other investors in the master fund, however, will be notified in writing of any change to the master fund’s investment objective or policy of investing at least 80% of its total assets in MLP investments, at least 60 days prior to effecting any such change.

If the Fund is asked to vote on any matters concerning the master fund, the Fund will hold a meeting of Unitholders and will vote its interest in the master fund in the same manner as Fund interests are voted on regarding those matters. Smaller feeder funds may be harmed by the actions of larger feeder funds and investors in a larger feeder fund will have more voting power than the investors in a smaller feeder fund over the operations of the master fund. It is possible that the Fund may be relatively small as compared to other feeder funds, may not be able to control the outcome of voting and could be outvoted by other master fund investors.

A master/feeder structure could involve additional costs (e.g., the costs of organizing, registering and operating additional funds – the feeder funds) that may not be fully offset by lower operating costs until there are sufficient assets from new feeder funds to result in offsetting economies.

Repurchase Offer Risk. If the Reorganization is approved and implemented, the Fund’s assets will consist primarily of its investment in the master fund. Therefore, in order to finance the repurchase of Units pursuant to tender offers, the Fund may find it necessary to liquidate a portion of its investment in the master fund. The master fund will be a closed-end investment company and the Fund will not have the right to require the master fund to redeem the units of the master fund held by the Fund. Therefore, the Fund typically may liquidate a portion of its investment in the master fund only pursuant to tender offers to repurchase units by the master fund. The Fund ordinarily will not conduct a tender offer to repurchase Units unless the master fund conducts a tender offer for the master fund’s units at approximately the same time. The Fund expects that the master fund will conduct tender offers following procedures that are substantially similar to those employed by the Fund on a quarterly basis in order to permit the Fund to undertake quarterly tender offers. However, there are no assurances that the master fund’s board of trustees will, in fact, decide to conduct tender offers on this or any other schedule. The Fund generally will not make a tender offer larger than the pro rata portion of the tender offer made by the master fund to the Fund and the other investors in the master fund. The Fund expects that the other investors in the master fund will similarly limit their tender offers so that no investor is disadvantaged.

Description of the Reorganization

The Fund currently pursues its investment objective of seeking to provide a high level of after-tax total return, with an emphasis on current distributions paid to its unitholders, by investing, under normal market conditions, in MLPs. If the Reorganization is approved and implemented, pursuant to the Agreement the Fund will contribute the Transferred Assets to a newly formed master fund in exchange for master fund units with an aggregate net asset value equal to the aggregate value of the Transferred Assets. The result will be that the Fund becomes a feeder fund investing its investible assets in the master fund, and the master fund will invest its investible assets consistent with its, the Fund’s and other feeder funds’ investment objectives, policies and restrictions. Unitholders who now hold interests in the Fund will continue to own interests in the Fund; the only change will be that the Fund will indirectly invest in MLPs and other permitted investments by investing in the newly formed master fund (rather than by investing directly in MLPs and other permitted investments as is now the case). The investment objective, polices and restrictions of the Fund will not change as a result of the Reorganization.

The newly formed master fund will have the same investment objective, polices and restrictions as the Fund. The master fund, like the Fund, will be a closed-end investment company registered under the 1940 Act. The newly formed master fund, like the Fund, will be organized as a Delaware statutory trust and will operate pursuant to the terms of an agreement and declaration of trust that is the same in all material respects as the Declaration of Trust of the Fund. It is expected that the trustees of the Fund will also serve as the trustees of the newly formed master fund.

If the Reorganization is approved and implemented, the Adviser contemplates organizing one or more additional feeder funds.

The Fund has historically conducted quarterly tender offers to repurchase Units from Unitholders since no public market for the Fund’s Units exists. If the Fund commences a tender offer for the second quarter of 2015, the Fund expects that the tender period will close prior to the consummation of the Reorganization (if Unitholders approve the Reorganization), but that the payment date for the repurchase instruments issued in exchange for tendered Units will occur after the consummation of the Reorganization. Thus, the Fund intends to retain a sufficient amount of cash to pay such amounts in accordance with the terms of the repurchase instruments delivered to any such tendering Units pursuant to the terms of any such tender offer, and such retained cash will not form a part of the Transferred Assets. In the event the Fund has retained cash in excess of the amount necessary to make such payments, the Fund intends to contribute such excess cash to the master fund, in exchange for additional master fund units, at the master fund’s next regular subscription closing date following the payment date for any such second quarter tender offer.

This Proxy Statement is not an offer to purchase any Units or a solicitation of tenders in any tender offer commenced by the Fund. If the Fund commences a tender offer, Units may be tendered in the tender offer only accordance with the terms and conditions set forth in the tender offer statement and related letter of transmittal. For additional information about any tender offer consult the tender offer statement. You may obtain a copy of any tender offer statement by writing to The Cushing® MLP Infrastructure Fund, c/o US Bancorp Fund Services, LLC, Attn: Investor Services, MK-WI-J1S, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202; by phone at (877) 653-1415; by fax at (866) 507-6267; or by email at investorservices@usbank.com.

Costs of the Reorganization

The Adviser will pay the costs of the proxy solicitation and the expenses incurred in connection with preparing, printing and mailing the Proxy Statement and its enclosures. Costs of the Reorganization will be borne by the Fund;

however, expenses incurred in connection with the Reorganization will be subject to the Expense Waiver. Therefore, to the extent that the Fund’s annual expenses exceed 1.50% of the Fund’s managed assets, the costs of the Reorganization will be borne by the Adviser.

Effect of the Reorganization

As a result of the Reorganization, Unitholders who now hold interests in the Fund will continue to own interests in the Fund; the only change will be that the Fund will indirectly invest in MLPs and other permitted investments by investing in the newly formed master fund (rather than by investing directly in MLPs and other permitted investments as is now the case). The Fund expects to continue to make tender offers from time to time to repurchase interests from its Unitholders so that Unitholders have the opportunity to withdraw capital from the Fund. The investment objective of the Fund and its investment policies and restrictions will not change, except that the Fund will pursue its investment objective by investing in the newly formed master fund following the Reorganization. In addition, with the exception of the fee structure change described below, the features and operations of the Fund will not change, and the rights of Unitholders of the Fund will not change.

The Reorganization will not affect the value of your investment (i.e., the value of your capital account will not change as a result of the Reorganization), the amount of your record or beneficial ownership of the Fund’s Units or your proportional record or beneficial ownership of the Fund’s Units.

In connection with the consummation of the Reorganization, the Board and the Adviser intend to amend the Fund’s Investment Management Agreement to provide that for so long as the Fund invests through the master fund, any successor vehicle to the master fund, or one or more other or additional vehicles that operate as a master fund, the Adviser will not be entitled to any management fee from the Fund with respect to the portion of the Fund’s assets that are so invested. Instead, the management fee on the portion of the Fund’s assets invested in the master fund will be charged directly to the master fund pursuant to an investment management agreement between the master fund and the Adviser. The Fund’s Unitholders, however, will continue to bear the management fee charged to the master fund indirectly through the Fund’s investment into the master fund. This arrangement will not result in any increase in fees payable to the Adviser (i.e., the aggregate fees payable by the Fund and by the newly formed master fund to the Adviser will be the same as the fees currently payable to the Adviser by the Fund). The management fee will not change and will remain 1.00% of the applicable fund’s managed assets. In the event the board of trustees of the master fund does not approve the investment management agreement arrangements as described above, the Board would exercise its right under the terms of the Agreement to terminate the Reorganization.

Additionally, pursuant to the Expense Waiver, the Adviser will, for a period of one year from the date of the closing of the Reorganization, continue to voluntarily waive a portion of the management fee and/or reimburse the Fund and/or master fund for certain Fund and/or master fund operating expenses so that the Fund’s annual expenses (exclusive of any taxes, brokerage commissions, expenses incurred in connection with any merger or reorganization (other than the Reorganization), acquired fund fees and expenses, or extraordinary expenses such as litigation) do not exceed 1.50% of the Fund’s managed assets.

The Fund currently is permitted to pay servicing fees to certain brokers, dealers and other financial intermediaries not affiliated with the Fund or the Adviser for services to investors that are customers of such brokers, dealers or financial intermediaries at an annual rate of up to 0.50% of the capital account balance of each investor serviced by such broker, dealer or financial intermediary, payable quarterly in arrears. The Adviser currently intends to reimburse expenses of the Fund to the extent that the aggregate servicing fees paid by the Fund exceed 0.25% of the Fund’s managed assets. To date, the Fund has not paid any such servicing fees and, if the Reorganization is consummated, the Fund will eliminate its ability to pay these servicing fees.

Summary of Fund/Master Fund Expenses

The following table illustrates the expenses and fees that the Fund currently incurs and that the Fund expects to incur (and that Unitholders can expect to bear following the Reorganization).

Unitholders Transaction Expenses	Current Expenses of the Fund	Pro Forma Expenses of the Fund (Including Its Share of Master Fund Operating Expenses)
Sales Load (as a percentage of offering price)	None	None
Dividend Reinvestment and Cash Purchase Plan Fees	None	None

Annual Expenses (as a percentage of net assets attributable to Units)	Current Expenses of the Fund	Pro Forma Expenses of the Fund (Including Its Share of Master Fund Operating Expenses)
Management Fees	1.00%(1)	1.00%(2)
Interest Payments on Borrowed Funds	None	None
Other Expenses	0.53%(3)	0.76%(4)
Total Annual Expenses	1.53%(5)	1.76%(6)

(1)
The Fund’s management fee is 1.00% per annum of the Fund’s Managed Assets. “Managed Assets” means the total assets of the Fund, minus all accrued expenses incurred in the normal course of operations other than liabilities or obligations attributable to financial leverage, including, without limitation, financial leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility or the issuance of debt securities), (ii) the issuance of preferred securities, (iii) the reinvestment of collateral received for securities loaned in accordance with the Fund’s investment objective and policies, and/or (iv) any other means.

(2)
The management fee will be payable by the Master Fund, but will be borne indirectly by Unitholders as a result of the Fund’s investment in the master fund, and is 1.00% per annum of the master fund’s Managed Assets payable monthly in arrears. The Fund’s contractual investment management fee rate under its Investment Management Agreement with the Adviser is identical to the master fund’s fee rate. However, pursuant to the Fund’s Investment Management Agreement, for so long as the Fund invests through the master fund the Adviser will not be entitled to any management fee from the Fund with respect to the portion of the Fund’s assets that are so invested. As a result, as long as the Fund continues to invest in the master fund as part of a master/feeder arrangement, Unitholders will incur a single fee for investment management services provided by the Adviser to the Fund and the master fund.

(3)	“Other Expenses” are estimated for the current fiscal year, based on the fiscal year ended November 30, 2014, and reflect adjustments to take into account fee estimates for the current fiscal year.

(4)
“Other Expenses” are estimated for the current fiscal year, based on the fiscal year ended November 30, 2014, and reflect adjustments to take into account fee estimates for the current fiscal year. These expenses include both costs incurred directly by the Fund and the Fund’s pro rata share of certain allocated common expenses and expenses borne at the master fund level.

(5)
The Adviser has agreed to voluntarily waive a portion of the management fee and/or reimburse the Fund for certain Fund operating expenses so that the Fund’s annual expenses (exclusive of any taxes, brokerage commissions, expenses incurred in connection with any merger or reorganization, acquired fund fees and expenses, or extraordinary expenses such as litigation) do not exceed 1.50% of the Fund’s Managed Assets.

(6)
The Adviser will, for a period of one year from the date of the closing of the Reorganization, continue to voluntarily waive a portion of the management fee and/or reimburse the Fund and/or master fund for certain Fund and/or master fund operating expenses so that the Fund’s annual expenses (exclusive of any taxes, brokerage commissions, expenses incurred in connection with any merger or reorganization (other than the Reorganization), acquired fund fees and expenses, or extraordinary expenses such as litigation) do not exceed 1.50% of the Fund’s Managed Assets.

Expense Example. Based on the estimated expenses of the Fund if the Reorganization is consummated and the expenses of the Fund set forth above, you would pay the following expenses on a $1,000 investment in the Fund post-Reorganization as compared to the expenses on a $1,000 investment in the Fund pre-Reorganization, assuming a five percent annual return. The example should not be considered a representation of future expenses. The example assumes that the estimated “Other Expenses” set forth in the annual expenses table are accurate. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% return shown in the example.

	1 Year	3 Years	5 Years	10 Years
Pro Forma Expenses of the Fund	$179	$555	$956	$2,076
Current Expenses of the Fund	$156	$484	$835	$1,824

Federal Income Tax Consequences of the Reorganization

The Fund is treated as a partnership for U.S. federal income tax purposes. Likewise, it is expected that the Master Fund will be treated as a partnership for U.S. federal income tax purposes. The Agreement provides that the Reorganization shall be treated as a contribution of the Transferred Assets by the Fund to the master fund in exchange for the issuance of units in the master fund. It is not expected that the Reorganization will result in the recognition of any gain or loss to the Fund, and therefore, the Adviser expects that Unitholders of the Fund will not be subject to any tax as a result of the Reorganization.

Required Vote and Trustees’ Recommendation

The affirmative vote of a “majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Fund is required to approve the Reorganization. Pursuant to the 1940 Act, the affirmative vote of a “majority of the outstanding voting securities” of the Fund means the lesser of (i) 67% or more of the Fund’s Units present at a meeting, if the holders of more than 50% of the Fund’s outstanding Units are present or represented by proxy; or (ii) more than 50% of the Fund’s outstanding Units.

The Board unanimously recommends that you vote “FOR” the Reorganization.

ADDITIONAL INFORMATION

Further Information About Voting and the Special Meeting

A majority of the outstanding Units of the Fund entitled to vote at the Special Meeting shall constitute a quorum at the Special Meeting for purposes of conducting business at the Special Meeting.

The Board has fixed the close of business on March 10, 2015 as the record date for the determination of Unitholders of the Fund entitled to notice of, and to vote at, the Special Meeting. Unitholders of the Fund on that date will be entitled to one vote on each matter to be voted on for each Unit held and a fractional vote with respect to each fractional Unit with no cumulative voting rights.

For purposes of the Proposal, abstentions or votes withheld will be counted as Units present at the Special Meeting for purposes of a quorum, but will have the effect of a vote “Against” the Reorganization. As of the record date, the Fund believes that its outstanding Units are not held through brokers or nominees and that each record holder of Units is also the applicable beneficial owner of such Units. Therefore the Fund do not believe that there will be any “broker non-votes” (i.e., Units held by brokers or nominees as to which (i) instructions have not been received from the beneficial owner or the persons entitled to vote and (ii) the broker does not have discretionary voting power on a particular matter) at the Special Meeting.

Whether or not you plan to attend the Special Meeting, we urge you to mark, sign, date, and return the enclosed proxy card by mail using the enclosed business reply envelope.  Or see the enclosed ballot for instructions for voting by phone or via the Internet, so your units will be represented at the Special Meeting.

If you attend the Special Meeting and wish to vote in person, you will be able to do so. If you intend to attend the Special Meeting in person, in order to gain admission you will be required to show valid photographic identification, such as your driver’s license.

All Units represented by properly executed proxies received prior to the Special Meeting will be voted at the Special Meeting in accordance with the instructions marked thereon or otherwise as provided therein. If any other business is brought before the Special Meeting, your Units will be voted at the proxies’ discretion. If you sign the proxy card, but do not fill in a vote, your Units will be voted in accordance with the Board’s recommendation.

Unitholders who execute proxy cards may revoke their proxies at any time prior to the time they are voted by giving written notice to the Secretary of the Fund, by delivering a subsequently dated proxy prior to the date of the Special Meeting or by attending and voting at the Special Meeting. Merely attending the Special Meeting, however, will not revoke a previously submitted proxy.

Appraisal Rights

Unitholders are not entitled to any appraisal rights in connection with the Reorganization.

Regulatory Approvals

The consummation of the Reorganization does not require compliance with any particular federal or state regulatory requirements or approval pursuant to any particular federal or state regulatory requirements.

Costs of Proxy Solicitation

The Adviser will pay the costs of the proxy solicitation and the expenses incurred in connection with preparing, printing and mailing the Proxy Statement and its enclosures.

The Fund’s officers and employees of the Adviser (none of whom will receive additional compensation therefor) may solicit proxies by telephone, mail, e-mail and personal interviews. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and will be reimbursed for such out-of-pocket expenses.

Fund Distributions

The Fund has generally paid, and generally intends to pay, distributions on a quarterly basis, in such amounts as may be determined from time to time by the Board. Unless an unitholder elects otherwise, distributions, if any, are automatically reinvested in additional units in the Fund. As described under “The Proposal: Master/Feeder Reorganization—Risks Associated with a Master/Feeder Structure—General Structural Risks,” after the Reorganization the Fund will be dependent upon the master fund to distribute sufficient cash to it to fund the Fund’s expenses and distributions. The Fund expects that the master fund will distribute sufficient cash to it to fund the Fund’s expenses and distributions; however, there are no assurances that the master fund’s board of trustees will, in fact, decide to distribute sufficient cash to the Fund to fund the Fund’s distributions on this historical or any other schedule.

The following table sets forth the Fund’s distributions year-to-date and for the past two fiscal years:

Distribution Payment Date	Amount of Distribution Per Unit	Portion of Distribution Characterized as Return of Capital
March 13, 2015	$11.97	$11.97
December 15, 2014	$10.17	$10.17
September 15, 2014	$11.57	$11.57
June 16, 2014	$10.87	$10.87
March 14, 2014	$11.00	$11.00
December 13, 2013	$8.98	$8.98
September 13, 2013	$10.48	$10.48
June 14, 2013	$10.42	$10.42
March 15, 2013	$9.17	$9.17

Investment Adviser

Cushing® Asset Management, LP, acts as the Fund’s investment adviser. The Adviser is responsible for making investment decisions with respect to the investment of the Fund’s assets. The Adviser is located at 8117 Preston Road, Suite 440, Dallas, Texas 75225.

Distributor

The Fund currently does not employ a distributor. Prior to the completion of the Reorganization, it is expected that Quasar Distributors, LLC, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, will be retained as the distributor for the Fund.

Administrator

U.S. Bancorp Fund Services, LLC, located at 811 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, serves as the Fund’s administrator.

Independent Auditors

KPMG LLP (“KPMG”) has been selected as the Fund’s independent registered public accounting firm by the Audit Committee of the Fund’s Board and ratified by a majority of the Fund’s Board, including a majority of the Independent Trustees, to audit the accounts of the Fund for and during the fiscal year ended November 30, 2015. The Fund does not know of any direct or indirect financial interest of KPMG in the Fund.

Principal Unitholders

As of March 10, 2015, to the knowledge of the Fund, no person beneficially owned more than 5% of the voting securities of the Fund, except as set forth below:

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Units
JADAM Investments LLC 4051 Ridgeway Road Dayton, OH 45429	2,067 Units	6.4%

Scheumann Investments LLC 701 5th Avenue, Suite 6100 Seattle, WA 98104	1,803	5.6%

Additionally, as of March 10, 2015, to the knowledge of the Fund, none of the Trustees or officers of the Fund beneficially owned any voting securities of the Fund, except as set forth below:

Name	Position	Units Held	Percent of Units
Jerry V. Swank	Trustee and Chief Executive Officer	454(1)	1.4%

Daniel L. Spears	President	3	*

John H. Alban	Chief Financial Officer and Treasurer	3(2)	*

Barry Y. Greenberg	Chief Compliance Officer and Secretary	2	*

Elizabeth F. Toudouze	Executive Vice President	161	*
Trustees and officers as a group			1.9%

(1)
Includes shares held by one or more investment funds that may be deemed to be controlled, directly or indirectly, by Mr. Swank by virtue of the fact that Mr. Swank serves as the manager of the general partner of such fund’s general partner and shares held by the Adviser that Mr. Swank may also be deemed to indirectly beneficially own by virtue of his control of the Adviser. Also includes shares owned by a family trust.

(2)	Includes shares owned by spouse.

*	Less than 1%.

Important Notice Regarding Internet Availability of Proxy Materials for Special Meeting to be held on April 28, 2015

This Proxy Statement, the Fund’s most recent annual report to Unitholders, the form of proxy card and the Notice of Special Meeting (the “Proxy Materials”) are available to you on the internet at proxyonline.com/docs/cushingmlp2015.pdf. These Proxy Materials will be available on the internet through the day of the Special Meeting.

Unitholder Reports

The Fund will furnish to any Unitholder, without charge, a copy of the Fund’s most recent annual report to Unitholders upon request. Requests should be directed to Fund, c/o Cushing® Asset Management, LP, 8117 Preston Road, Suite 440, Dallas, Texas 75225, (888)-777-2346.

Privacy Principles of the Fund

In order to conduct its business, the Fund collects and maintains certain nonpublic personal information about its Unitholders of record with respect to their transactions in Units of the Fund’s securities. This information includes the Unitholder’s address, tax identification or Social Security number, Unit balances, and dividend elections. The Fund does not collect or maintain personal information about Unitholders whose Unit balances of our securities are held in “street name” by a financial institution such as a bank or broker.

The Fund does not disclose any nonpublic personal information about you, other Unitholders or former Unitholders to third parties unless necessary to process a transaction, service an account, or as otherwise permitted by law.

To protect your personal information internally, the Fund restricts access to nonpublic personal information about its Unitholders to those employees who need to know that information to provide services to our Unitholders. The Fund also maintains certain other safeguards to protect your nonpublic personal information.

Future Unitholder Proposals

The Fund does not hold regular annual meetings of Unitholders. Pursuant to rules adopted by the SEC under the Securities Exchange Act of 1934, Unitholders may request inclusion in the Fund’s proxy statement for a meeting of Unitholders certain proposals for action which they intend to introduce at such meeting. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, the deadline for submitting a Unitholder proposal for inclusion in the Fund’s proxy statement and form of proxy for any special meeting of the Fund’s Unitholders is a reasonable time before the Fund begins to print and send its proxy materials. Any such proposal received after such time will be considered untimely and will be excluded from consideration at the next special meeting in accordance with certain federal proxy rules. The mere submission of a proposal or notice of proposal by a Unitholder does not guarantee that such proposal will be included in the proxy statement or otherwise considered at such meeting because certain federal rules must be complied with before consideration of the proposal is required.

Because the Fund does not hold regular meetings of Unitholders, no anticipated date for the next meeting can be provided. Any Unitholder wishing to present a proposal for inclusion in the proxy materials for the next meeting of Unitholders should submit such proposal to the Fund’s Secretary, c/o Cushing® Asset Management, LP, 8117 Preston Road, Suite 440, Dallas, Texas 75225.

Other Matters

The management of the Fund knows of no other matters which are to be brought before the Special Meeting. However, if any other matters not now known properly come before the Special Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

Adjournment

In the event a quorum is present at the Special Meeting but sufficient votes to approve the Reorganization are not received, proxies would vote in favor of one or more adjournments of the Special Meeting to permit further solicitation of proxies, provided they determine that such an adjournment and additional solicitation is reasonable and in the interest of Unitholders based on a consideration of all relevant factors, including the nature of the proposal, the percentage of votes then cast, the percentage of the negative votes cast, the nature of the proposed solicitation activities and the nature of the reasons for such further solicitation.

March 26, 2015

THE CUSHING® FUNDS
A SWANK CAPITAL FUND FAMILY

PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided
2. **ONLINE** at **proxyonline.com** using your proxy control number found below
3. By **PHONE** when you dial toll-free 1-888-227-9349 to reach an automated touchtone voting line
4. By **PHONE** with a live operator when you call toll-free 1-866-796-1288 Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER 12345678910

The Cushing® MLP Infrastructure Fund

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned unitholder(s) of the The Cushing® MLP Infrastructure Fund (the "Fund"), revoking previous proxies, hereby appoints Jerry V. Swank, John Alban, Daniel L. Spears and Barry Greenberg, and each of them, with full power of substitution of each, to vote all units of beneficial interest, par value $0.001 per unit, which the undersigned is entitled to vote, at the Special Meeting of Unitholders to be held on April 28, 2015 at 9:00 a.m. (Central time), at the offices of Cushing® Asset Management LP, 8117 Preston Road, Suite 440, Dallas, Texas 75225, and at any adjournment(s), postponement(s) or delay(s) thereof as indicated below. In their discretion, the proxy holders named above are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free **1-866-796-1288**. **Representatives are available to assist you** Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Unitholders to Be Held on April 28, 2015. The proxy statement for this meeting is available at:

proxyonline.com/docs/cushingmlp2015.pdf

The Cushing® MLP Infrastructure Fund

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

This proxy is solicited on behalf of the Fund's Board of Directors, and the Proposal has been unanimously approved by the Board of Directors and recommended for approval by shareholders. When properly executed, this proxy will be voted as indicated or "FOR" the proposal if no choice is indicated. The proxy will be voted in accordance with the proxy holders' best judgment as to any other matters that may arise at the Special Meeting.

THE BOARD OF TRUSTEES OF THE TRUST UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

THANK YOU FOR VOTING